SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2004

THERASENSE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33139		94-3267373
(Commission File Number)		(IRS Employer Identification No.)

1360 South Loop Road Alameda, California		94502
(Address of Principal Executive Offices)		(Zip Code)

(510) 749-5400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     TheraSense, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger dated as of January 12, 2004, among Abbott Laboratories, an Illinois corporation (the "Parent"), Corvette Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Sub"), and the Company (the "Merger Agreement"), providing for the merger of Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. The Board of Directors of the Company has unanimously approved the Merger and the Merger Agreement.

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock of the Company issued and outstanding immediately before the Effective Time (other than shares held by the Company, the Parent, the Sub or their respective subsidiaries) will be automatically cancelled and extinguished and converted into the right to receive $27.00 per share in cash, without interest. Pursuant to the Merger Agreement, prior to the Effective Time, each option or portion thereof that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall immediately terminate, and the holder of any such option shall be entitled to receive the excess (if any) of (A) $27.00 over (B) the exercise price per share subject to such option.

     The Merger is conditioned upon, among other things, (i) approval of the holders of the Company’s common stock, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) other customary conditions. Certain stockholders of the Company, representing approximately 15% of the outstanding shares of common stock of the Company, have entered into a stockholder agreement (the "Stockholder Agreement") pursuant to which they have agreed to vote their shares in favor of the Merger. Closing is expected during the second quarter of 2004.

     In connection with the Merger Agreement, the Company has amended the Rights Agreement (the "Rights Amendment") dated as of March 7, 2003, between the Company and ComputerShare Investor Services, as Rights Agent (the "Rights Agreement"). The Rights Amendment, dated as of January 12, 2004, exempts Parent, Sub or any affiliate or associate thereof, and the execution and delivery of the Merger Agreement and consummation of the transactions contemplated thereby, from certain provisions of the Rights Agreement.

     On January 13, 2004, the Company and Parent issued a press release (the "Press Release") regarding the execution of the Merger Agreement. The Press Release was filed as a Current Report on Form 8-K with the Securities and Exchange Commission on a January 13, 2004.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Stockholder Agreement and the Rights Amendment, each of which are filed as Exhibits hereto, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of January 12, 2004, among Abbott Laboratories, Corvette Acquisition Corp. and TheraSense, Inc.
2.2	Stockholder Agreement dated as of January 12, 2004, among Abbott Laboratories, Corvette Acquisition Corp. and the individuals and other parties listed on Schedule A thereto
4.1	Amendment to the Rights Agreement dated as of March 7, 2003, between TheraSense, Inc. and ComputerShare Investor Services, as Rights Agent

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERASENSE, INC.
Date:	January 13, 2004
		By:	/s/ W. Mark Lortz

			Name:	W. Mark Lortz
			Title:	President, Chief Executive Officer and Chairman